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                                                                     Exhibit 3.1



                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         TLG LABORATORIES HOLDING CORP.


                         Pursuant to Section 245 of the
                            General Corporation Law
                            of the State of Delaware



     TLG Laboratories Holding Corp., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies as follows:

     1.  That the name of the Company is TLG Laboratories Holding Corp.

     2. That the Certificate of Incorporation of the Company was filed in the office of the Secretary of State of the State of Delaware on the 27th day of February, 1996.

     3. That this Amended and Restated Certificate of Incorporation amends and restates in its entirety the Certificate of Incorporation of the Company.

     4. That the text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

               FIRST: The name of the corporation is TLG Laboratories Holding Corp. (the "Company").

               SECOND: The address of the registered office of the Company in Delaware is 1013 Centre Road, Wilmington 19805, and the name of the registered agent of the Company at such address is The Prentice-Hall Corporation System, Inc., New Castle County.

               THIRD: The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "Delaware General Corporation Law").

               FOURTH: The total number of shares of all classes of stock which the Company shall have authority to issue is one million two hundred ninety six thousand five hundred (1,296,500) shares, of which two hundred ninety six thousand five hundred
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(296,500) shall be designated Preferred Stock, par value $.01 per share
(hereinafter the "Preferred Stock"), and one million (1,000,000) shall be designated Common Stock, par value $1.00 per share (hereinafter the "Common Stock").


               A.  PREFERRED STOCK.

          The Company is authorized to issue the following series of Preferred
Stock:

               (i) 14% Senior Cumulative Preferred Stock (the "Senior Preferred Stock"), par value $0.01 per share, with a liquidation preference of $1,000 per share, consisting of 156,410 shares; and

               (ii) 11.25% Junior Cumulative Preferred Stock (the "Junior Preferred Stock"), par value $0.01 per share, with a liquidation preference of $1,000 per share, consisting of 140,090 shares;

     each of the foregoing series of Preferred Stock to have the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in this Article FOURTH as follows:

1.   DESIGNATIONS OF THE COMPANY'S 14% SENIOR CUMULATIVE PREFERRED STOCK.
     --------------------------------------------------------------------

          Capitalized terms used in this Section 1 and not expressly defined in the text of this Section 1 shall have the meanings set forth in paragraph (l) of this Section 1.

     (a)  Designations.
          ------------

          There is hereby created out of the authorized and unissued shares of Preferred Stock of the Company a series of Preferred Stock designated as the "14% Senior Cumulative Preferred Stock." The number of shares constituting such series shall be 156,410 shares of Senior Preferred Stock, consisting of an initial issuance of 30,000 shares of Senior Preferred Stock plus additional shares of Senior Preferred Stock which may be issued to pay dividends on the Senior Preferred Stock if the Company elects to pay dividends in additional shares of Senior Preferred Stock (in lieu of cash). The liquidation preference of the Senior Preferred Stock shall be $1,000 per share.

     (b)  Rank.
          ----

          The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company, rank senior to all classes of common stock of the Company, and to each other class of capital stock or series of preferred stock of the Company, including the Junior Preferred Stock, now or hereafter created (collectively referred to with the common

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     stock of the Company as "Junior Securities").  The Senior Preferred Stock
     shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company, rank on a parity with any class of capital stock or series of preferred stock of the Company hereafter created which expressly provides that it ranks on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company ("Parity Securities"), provided that any such Parity Securities that were not approved by the Holders of Senior Preferred Stock in accordance with paragraph (f)(ii)(A) of this Section 1 shall be deemed to be Junior Securities and not Parity Securities. The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company, rank junior to each class of capital stock or series of preferred stock of the Company hereafter created which has been approved by the Holders of Senior Preferred Stock in accordance with paragraph (f)(ii)(B) of this Section 1 and which expressly provides that it ranks senior to the Senior Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up or dissolution of the Company ("Senior Securities").

     (c)  Dividends.
          ---------

          (i) Beginning on the date of issuance of shares of the Senior Preferred Stock, the Holders of the outstanding shares of Senior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, distributions in the form of cash dividends on each share of Senior Preferred Stock, at a rate per annum equal to 14% of the liquidation preference per share of the Senior Preferred Stock, payable quarterly. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Preferred Stock Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the date of issuance of the Senior Preferred Stock, provided that if any dividend payable on any Dividend Payment Date is not declared and paid in full in cash on such Dividend Payment Date, the amount payable as dividends on such Dividend Payment Date that is not paid in cash on such Dividend Payment Date shall be paid by the Company in additional fully paid and non-assessable shares (including fractional shares, if applicable) of Senior Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends (rounded to the nearest whole cent); it being understood that dividends shall begin to accrue from such Dividend Payment Date on such additional shares of Senior Preferred Stock whether such additional shares of Senior Preferred Stock are issued on such date or any later date or are never issued. The payment by the Company in such additional shares of Senior Preferred Stock shall constitute full payment of such dividend. Each distribution in the form of a dividend (whether in cash or in additional shares of Senior Preferred Stock) shall be payable to the Holders of Senior Preferred Stock of record as they appear on the stock books of the Company on such record dates, not less than 10 nor more than 45 days preceding the related Dividend Payment Date, as shall be fixed by the Board of Directors. So long as any of the Blechman Brothers is a member of the Board of Directors, any determination of the Board of Directors to pay any dividend on the

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     Senior Preferred Stock in cash shall be made by decision of a majority of the Disinterested Directors; provided, however, that the declaration and payment of cash dividends on the Senior Preferred Stock shall be subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor. Dividends shall cease to accrue in respect of shares of the Senior Preferred Stock on the date of their redemption unless the Company shall have failed to pay the relevant redemption price on the date fixed for redemption.

          (ii) All dividends paid with respect to shares of the Senior Preferred Stock pursuant to paragraph (c)(i) of this Section 1 shall be paid pro rata to the Holders thereof entitled thereto.

          (iii) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph (e)(i) of this Section 1 may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of Senior Preferred Stock of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

          (iv) No full dividends shall be declared by the Board of Directors or paid or funds set apart for payment of dividends by the Company on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid in full, or declared and (in the case of dividends payable in cash) a sum in cash set apart sufficient for such payment, on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Securities. If any dividends are not paid in full, as afore said, upon the shares of the Senior Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Senior Preferred Stock and any other Parity Securities shall be declared pro rata based on the relative liquidation preference of the Senior Preferred Stock and such Parity Securities. So long as any shares of the Senior Preferred Stock are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Parity Securities or any such warrants, rights, calls or options.

          (v) So long as any shares of Senior Preferred Stock are outstanding, the Company shall not (A) declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities (other than the repurchase, redemption or other acquisition or retirement for value of Junior Securities (and any warrants, rights, calls or options exercisable for or convertible

                                       4
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     into such Junior Securities) held by certain employees of or consultants or advisors to the Company or any of its Subsidiaries, which repurchase, redemption or other acquisition or retirement shall have been approved by a majority of the Outside Directors, provided that such Junior Securities may only be repurchased, redeemed or otherwise acquired or retired either in exchange for Junior Securities or upon the termination, retirement, death or disability of such employee, consultant or advisor), or (B) make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), or (C) permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options, unless in any such case referred to in clause (A), (B) or (C) of this paragraph
     (c)(v) full cumulative dividends determined in accordance herewith have been paid in full on the Senior Preferred Stock and the action does not violate the provisions of paragraph (f)(ii)(D) of this Section 1.

          (vi) Dividends payable on shares of the Senior Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.

     (d)  Liquidation Preference.
          ----------------------

          (i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders of shares of Senior Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, $1,000 per share of Senior Preferred Stock (the "liquidation preference"), plus an amount in cash equal to accrued and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up) before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, including, without limitation, Junior Preferred Stock or common stock of the Company. Except as provided in the preceding sentence, Holders of shares of Senior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Company. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of the Senior Preferred Stock and the holders of all outstanding Parity Securities, then the holders of all such shares shall share equally and ratably in such distribution of assets of the Company in accordance with the amounts which would be payable on such distribution if the amount to which the Holders of outstanding shares of Senior Preferred Stock and the holders of outstanding shares of all Parity Securities are entitled were paid in full.

                                       5
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          (ii)   For the purposes of this paragraph (d), neither the sale,
     conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations or other entities shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Company.

     (e)  Redemption.
          ----------

          (i)    Optional Redemption
                 -------------------

                 (A) The Company may (subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor), at the option of the Company, redeem at any time or from time to time, from any source of funds legally available therefor, in whole or in part, in the manner provided in paragraph (e)(iii) of this
          Section 1, any or all of the shares of the Senior Preferred Stock, at a redemption price equal to 100% of the liquidation preference per share plus, without duplication, an amount in cash equal to all accrued and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date), provided that no optional redemption pursuant to this paragraph
          (e)(i)(A) shall be authorized or made at any time when the Company is making or required to make within the next 30 days, or purchasing shares of Senior Preferred Stock under, a Change of Control Offer in accordance with the provisions of para graph (g) of this Section 1 and provided, further, that no optional redemption of only a portion of the then outstanding shares of Senior Preferred Stock shall be authorized or made at any time when full cumulative dividends on the Senior Preferred Stock for all past Dividend Periods have not been declared and paid in full. So long as any of the Blechman Brothers is a member of the Board of Directors, any determination of the Board of Directors to redeem, at the option of the Company, any shares of Senior Preferred Stock shall be made by decision of a majority of the Disinterested Directors.

                 (B)  In the event of a redemption pursuant to paragraph
          (e)(i)(A) of this Section 1 of only a portion of the then outstanding shares of the Senior Preferred Stock, the Company shall effect such redemption as it determines, pro rata according to the number of shares held by each Holder of Senior Preferred Stock or by lot, as may be determined by the Company in its sole discretion.

          (ii)   Mandatory Redemption. On May 1, 2007, the Company shall redeem,
                 --------------------
     from any source of funds legally available therefor, in the manner provided in paragraph (e)(iii) of this Section 1, all of the shares of the Senior Preferred Stock then outstanding at a redemption price equal to 100% of the liquidation preference per share, plus, without duplication, an amount in cash equal to all accrued and unpaid

                                       6
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     dividends per share (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date).

          (iii)  Procedures for Redemption.
                 -------------------------

                 (A) At least 15 days and not more than 60 days prior to the date fixed for any redemption of the Senior Preferred Stock, written notice of redemption (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of Senior Preferred Stock to be redeemed, at such Holder's address as the same appears on the stock register of the Company, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Senior Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:
          (1) whether the redemption is pursuant to paragraph (e)(i) or (e)(ii) of this Section 1; (2) the redemption price; (3) whether all or less than all the outstanding shares of the Senior Preferred Stock are to be redeemed and the total number of shares of the Senior Preferred Stock being redeemed; (4) the number of shares of Senior Preferred Stock held by the Holder that the Company intends to redeem; (5) the date fixed for redemption; (6) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Senior Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, his certificate or certificates representing the shares of Senior Preferred Stock to be redeemed; and
          (7) that dividends on the shares of the Senior Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Company defaults in the payment of the redemption price.

                 (B) Each Holder of Senior Preferred Stock shall surrender to the Company the certificate or certificates representing his shares of Senior Preferred Stock to be redeemed, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the Holder thereof.

                 (C) Unless the Company defaults in the payment in full of the applicable redemption price, dividends on the shares of Senior Preferred Stock called for redemption shall cease to accrue on the Redemption Date, and the Holders of such shares shall cease to have any further rights with respect

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          thereto on the Redemption Date, other than the right to receive the redemption price, without interest.

     (f)  Voting Rights.
          -------------

          (i) The Holders of shares of the Senior Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraph (f)(ii) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

          (ii) (A) So long as any shares of the Senior Preferred Stock are outstanding, the Company shall not authorize or issue any class or series of Parity Securities without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, except that without the approval of Holders of Senior Preferred Stock, the Company may issue shares of Parity Securities in exchange for, or the proceeds of which are used to redeem or repurchase, all shares of Senior Preferred Stock then outstanding.

               (B) So long as any shares of the Senior Preferred Stock are outstanding, the Company shall not authorize or issue any class or series of Senior Securities without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

               (C) So long as any shares of the Senior Preferred Stock are outstanding, the Company shall not, without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, (1) amend, alter or repeal any of the provisions of the Certificate of Incorporation or By-Laws of the Company or of any certificate amendatory thereof or supplemental thereto so as to affect adversely any of the preferences, rights, powers or privileges of the Senior Preferred Stock or of the holders thereof as such, (2) issue any additional shares of Senior Preferred Stock (other than in payment of dividends on the Senior Preferred Stock) or (3) consolidate or merge with or into (whether or not the Company is the surviving or resulting entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company (or of the Company and its Subsidiaries, taken as a whole) in one or more related transactions, to another corporation, Person or entity unless (x) all outstanding shares of Senior Preferred Stock will be redeemed upon

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          consummation of such transaction or (y) (I) the Company is the surviving corporation or the entity formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (II) the Senior Preferred Stock shall (q) be converted into or exchanged for and shall become shares of such successor, transferee or resulting corporation, having in respect of such successor, transferee or resulting corporation the same preferences, powers, rights and privileges that the Senior Preferred Stock had immediately prior to such transaction or (r) if the Company is the surviving corporation in such transaction, remain outstanding with the same preferences, powers, rights and privileges as it had immediately prior to such transaction; and (III) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, as the case may be, shall have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction (without giving effect to any purchase accounting adjustments related to such transaction). Notwithstanding the foregoing, the mergers of Twin Laboratories Inc., Alvita Products, Inc., Twinlab Specialty Corporation, Twinlab Export Corp., and B. Bros. Realty Corporation into Natur-Pharma Inc., and the merger of Advanced Research Press, Inc. with Natur-Pharma II Inc., a wholly-owned subsidiary of Natur-Pharma Inc. (collectively, the "Mergers"), in each case in connection with the consummation of the Stock Purchase and Sale Agreement, dated as of March 5, 1996, among David Blechman, Jean Blechman, Brian Blechman, Neil Blechman, Ross Blechman, Steve Blechman, Dean Blechman, Stephen Welling, TLG Laboratories Holding Corp., Natur-Pharma Inc., and Green Equity Investors II, L.P., shall be permitted. The affirmative vote or consent of Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, whether voting in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, may waive compliance with any provision of this Section 1.

               (D) So long as any shares of the Senior Preferred Stock are outstanding, the Company shall not, without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, (1) declare, pay or set apart for payment any dividend on any of the Junior Securities (other than dividends or distributions in Junior Securities to the holders of Junior Securities) or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities (other than the repurchase, redemption or other acquisition or retirement for value of Junior Securities (and any warrants, rights, calls or options exercisable for or convertible into such Junior Securities) held by certain employees of or consultants or advisors to the Company or any of its Subsidiaries, which repurchase, redemption or other acquisition or retirement shall have been approved by a majority of the Outside Directors, provided that such Junior Securities may only be repurchased, redeemed or otherwise acquired or retired either in exchange for Junior Securities or upon the termination, retirement, death or disability of such employee, consultant or advisor), or (2) make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), or (3) permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options. Notwithstanding the foregoing provisions of this clause (D), the Company may, without the approval of the Holders of the Senior Preferred Stock, but subject to the provisions of paragraph (c)(v) of this Section 1, (1) pay in cash the amount payable as dividends on shares of Junior Preferred Stock on any Dividend Payment Date if the entire amount of the dividends payable on the Senior Preferred Stock on such Dividend Payment Date is also paid in cash and/or (2) pay a dividend or distribution on Junior Securities in shares of the capital stock of Advanced Research Press, Inc., a New York corporation.

               (E) So long as any shares of the Senior Preferred Stock are outstanding, without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, neither the Company nor any of its Subsidiaries shall enter into any transaction which violates the provisions of the first sentence, or clause (2) of the second sentence, of Section 4.9 (Limitation on Transactions with Affiliates) of the Indenture governing the 10 1/4% Senior Subordinated Notes of Twin Laboratories Inc., as such Indenture is in effect on the Preferred Stock Issue Date.

               (F) Except as set forth in paragraphs (f)(ii))(A), (f)(ii)(B) and (f)(ii)(C) above, (1) the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, or (2) the increase or decrease in the amount of authorized capital stock of any class or series, including any preferred stock, shall not in either case require the consent of Holders of Senior Preferred Stock and shall not in either case, unless not complying with paragraphs (f)(ii)(A) and (f)(ii)(B) above, be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of shares of Senior Preferred Stock.

          (iii) In any case in which the Holders of shares of the Senior Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to Delaware law, each Holder of shares of the Senior Preferred Stock shall, except as provided in paragraph (f)(iv) below, be entitled to one vote for each share of Senior Preferred Stock held.

          (iv) In any case in which the Holders of shares of the Senior Preferred Stock shall be entitled to vote pursuant to this paragraph (f), shares of Senior Preferred Stock beneficially owned by Green Equity Investors II, L.P. ("GEI"), David Blechman, Jean Blechman, any of the Blechman Brothers, or any of their respective affiliates or any other affiliate of the Company shall not be entitled to be voted and, for purposes of this paragraph (f), shall not be deemed to be outstanding; provided, however, that, for purposes of this paragraph (f)(iv), no Person
     --------  -------
     shall be deemed to be an affiliate of GEI or of the Company solely by reason of the fact that such Person is a limited partner of GEI.

     (g)  Change of Control Offer.
          -----------------------

          Subject to contractual and other restrictions thereon, upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder of Senior Preferred Stock to repurchase any or all of such Holder's shares of Senior Preferred Stock at a purchase price in cash equal to 101.0% of the aggregate liquidation preference thereof, plus, without duplication, an amount equal to all accrued and unpaid dividends thereon (including an amount equal to the prorated dividend for the period from the Dividend Payment Date immediately prior to the date of repurchase to the date of repurchase), if any, to the date of repurchase (the "Change of Control Payment").

               (A) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder of Senior Preferred Stock stating:
          (1) that the Change of Control Offer is being made pursuant to this paragraph (g) and that all shares of Senior Preferred Stock duly tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no sooner than 30 nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any shares not tendered will continue to accrue dividends; (4) that, unless the Company defaults in the payment of the Change of Control Payment, dividends on all shares of Senior Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue on the Change of Control Payment Date; (5) that Holders electing to have any shares of Senior Preferred Stock repurchased pursuant to a Change of Control Offer will be required to surrender such shares, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the shares of Senior Preferred Stock, completed, or transfer by book-entry transfer, to the Company or its transfer agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Company or the transfer agent, as the case may be, receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Senior Preferred Stock delivered for repurchase, and a statement that such Holder is withdrawing his election to have such shares repurchased; and (7) that Holders whose shares of Senior Preferred Stock are being repurchased only in part will be issued new shares of Senior Preferred Stock equal in liquidation preference to the unpurchased portion of the shares of Senior Preferred Stock surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $1,000 in liquidation preference or an integral multiple thereof.

               (B) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all shares of Senior Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer, and (2) deposit with the Company or its transfer agent an amount equal to the Change of Control Payment in respect of all shares of Senior Preferred Stock or portions thereof so tendered. The Company or its transfer agent, as the case may be, shall promptly mail to each Holder of shares of Senior Preferred Stock so tendered the Change of Control Payment for such shares or portions thereof. The Company shall promptly issue a certificate representing shares of Senior Preferred Stock and mail (or cause to be transferred by book entry) to each Holder a new certificate representing shares of Senior Preferred Stock equal in liquidation preference to any unpurchased portion of such shares surrendered by such Holder, if any; provided, that each such certificate shall represent shares having a liquidation preference of $1,000 or an integral multiple thereof. The Company shall announce to its stockholders the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

               (C) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of shares of Senior Preferred Stock in connection with a Change of Control.

     (h)  Conversion or Exchange.
          ----------------------

          The Holders of shares of Senior Preferred Stock shall not have any rights or obligations to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company or any other securities of the Company.

     (i)    Preemptive Rights.
            -----------------

            No shares of Senior Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

     (j)    Reissuance of Senior Preferred Stock.
            ------------------------------------

            Shares of Senior Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Preferred Stock of the Company undesignated as to series and, subject to the provisions of paragraph (f) of this Section 1, may be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Company, provided that such shares may not in any event be reissued as Senior Preferred Stock (other than in payment of dividends on Senior Preferred Stock).

     (k)    Business Day.
            ------------

            If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

     (l)    Definitions.
            -----------

            As used in this Section 1, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10.0% or more of the voting securities of a Person shall be deemed to be control.

            "Blechman Brothers" means Brian Blechman, Dean Blechman, Neil Blechman, Ross Blechman and Steve Blechman.

            "Board of Directors" means the Board of Directors of the Company.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Certificate of Incorporation" means the Company's Certificate of Incorporation.

          "Change of Control" means (i) any merger or consolidation of New Twin or the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of either New Twin or the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group," other than any Excluded Person or Excluded Persons, is or becomes the "beneficial owner" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity, (ii) any "person" or "group" other than an Excluded Person or Excluded Persons, is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of New Twin then outstanding normally entitled to vote in elections of directors, provided that any "person or "group" will be deemed to "beneficially own" any Capital Stock of New Twin held by the Company so long as such person or group "beneficially owns," directly or indirectly, in the aggregate a majority of the Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months after the Merger Date, individuals who at the beginning of any such 12-month period constituted the board of directors of either New Twin or the Company (together, in each case, with any new directors whose election by such board or whose nomination for election by the shareholders of New Twin was approved by LGP or a Related Party of LGP or by the Excluded Persons or by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of New Twin or the Company then in office, as applicable.

          "Company" means this corporation.

          "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on the balance sheet of such Person and its consolidated Subsidiaries as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is a Junior Security, determined in accordance with GAAP.

          "Disinterested Directors" means directors who are not Affiliates of LGP or Persons designated by GEI and its Affiliates pursuant to the Stockholders Agreement among GEI, the Blechman Brothers, Stephen Welling and the Company as in effect on the Preferred Stock Issue Date.

          "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to May 1, 2007.

          "Dividend Payment Date" means each February 1, May 1, August 1 and November 1 following the Preferred Stock Issue Date.

          "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Excluded Person" means collectively or individually Green Equity Investors II, L.P., David Blechman, Jean Blechman and the Blechman Brothers, and their respective Related Parties.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

          "Holder" means a Person in whose name a share of Senior Preferred Stock is registered.

          "Initial Dividend Period" means the dividend period commencing on the Preferred Stock Issue Date and ending on the day before the first Dividend Payment Date to occur thereafter.

          "Junior Preferred Stock" means the Company's 11.25% Junior Cumulative Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share, consisting of 140,090 shares.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed.

          "LGP" means Leonard Green & Partners, L.P.

          "Merger Date" means the date of the consummation of the Mergers.

          "New Twin" means Natur-Pharma Inc. (to be renamed Twin Laboratories Inc.), as such entity will exist from and after the consummation of the Mergers.

          "Outside Directors" means directors other than the Blechman Brothers, their parents or their descendants who are not officers or employees of the Company or of any of its Subsidiaries.

          "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "Preferred Stock Issue Date" means the date on which the Senior Preferred Stock is originally issued by the Company under this Section 1.

          "Quarterly Dividend Period" shall mean the quarterly period commencing on each February 1, May 1, August 1, and November 1 and ending on the day before the following Dividend Payment Date.

          "Redemption Date" with respect to any shares of Senior Preferred Stock, means the date on which such shares of Senior Preferred Stock are redeemed by the Company.

          "Related Party" means (i) with respect to any Excluded Person, (A) any controlling stockholder, 80% or more owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Excluded Person or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons holding an 80% or more controlling interest of which consist of such Excluded Person and/or such other persons referred to in the immediately preceding clause (A), and
     (ii) only with respect to Green Equity Investors II, L.P. (and in addition to the persons described in the foregoing clause (i)) any partnership or corporation which is managed by or controlled by LGP or any affiliate thereof. For the purposes of this definition "control" of any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "SEC" means the Securities and Exchange Commission.

          "Senior Preferred Stock" means the Company's 14% Senior Cumulative Preferred Stock.

          "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

          "Voting Stock" of any Person means the Capital Stock of such Person with voting power, under ordinary circumstances, to elect directors of such Person.

     (m)  Application of Definitions.
          --------------------------

          The definitions of terms in this Section 1 shall apply solely to such terms as used in this Section 1.


2.   DESIGNATIONS OF THE COMPANY'S 11.25% JUNIOR CUMULATIVE PREFERRED STOCK.
     -----------------------------------------------------------------------

          Capitalized terms used in this Section 2 and not expressly defined in the text of this Section 2 shall have the meanings set forth in paragraph
     (l) of this Section 2.

     (a)  Designations.
          ------------

          There is hereby created out of the authorized and unissued shares of Preferred Stock of the Company a series of Preferred Stock designated as the "11.25% Junior Cumulative Preferred Stock." The number of shares constituting such series shall be 140,090 shares of Junior Preferred Stock, consisting of an initial issuance of 37,000 shares of Junior Preferred Stock plus additional shares of Junior Preferred Stock which may be issued to pay dividends on the Junior Preferred Stock if the Company pays dividends in additional shares of Junior Preferred Stock (in lieu of cash). The liquidation preference of the Junior Preferred Stock shall be $1,000 per share.

     (b)  Rank.
          ----

          The Junior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company, rank senior to all classes of common stock of the Company, and to each other class of capital stock or series of preferred stock of the Company hereafter created the terms of which do not expressly provide that it ranks senior to or on a parity with the Junior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company (collectively referred to with the common stock of the Company as "Junior Securities"). The Junior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company, rank on a parity with any class of capital stock or series of preferred stock of the Company hereafter created which expressly provides that it ranks on a parity with the Junior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company ("Parity Securities"), provided that any such Parity Securities that were not approved by the Holders of Junior Preferred Stock in accordance with paragraph (f)(ii)(A) of this Section 2 shall be deemed to be Junior Securities and not Parity Securities. The Junior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company, rank junior to the Senior Preferred Stock and to each class of capital stock or series of preferred stock of the Company hereafter created which has been approved by the Holders of Junior Preferred Stock in accordance with paragraph
     (f)(ii)(B) of this Section 2 and which expressly provides that it ranks senior to the Junior Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up or dissolution of the Company (collectively referred to with the Senior Preferred Stock as "Senior Securities").

     (c)  Dividends.
          ---------

          (i) Beginning on the date of issuance of shares of the Junior Preferred Stock, the Holders of the outstanding shares of Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, distributions in the form of cash dividends on each share of Junior Preferred Stock, at a rate per annum equal to 11.25% of the liquidation preference per share of the Junior Preferred Stock, payable quarterly. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the Preferred Stock Issue Date and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date after the date of issuance of the Junior Preferred Stock, provided that if any dividend payable on any Dividend Payment Date is not declared and paid in full in cash on such Dividend Payment Date, the amount payable as dividends on such Dividend Payment Date that is not paid in cash on such Dividend Payment Date shall be paid by the Company in additional fully paid and non-assessable shares (including fractional shares, if applicable) of Junior Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends (rounded to the nearest whole cent); it being understood that dividends shall begin to accrue from such Dividend Payment Date on such additional shares of Junior Preferred Stock whether such additional shares of Junior Preferred Stock are issued on such date or any later date or are never issued. The payment by the Company in such additional shares of Junior Preferred Stock shall constitute full payment of such dividend. Each distribution in the form of a dividend (whether in cash or in additional shares of Junior Preferred Stock) shall be payable to the Holders of Junior Preferred Stock of record as they appear on the stock books of the Company on such record dates, not less than 10 nor more than 45 days preceding the related Dividend Payment Date, as shall be fixed by the Board of Directors. So long as any of the Blechman Brothers is a member of the Board of Directors, any determination of the Board of Directors to pay any dividend on the Junior Preferred Stock in cash shall be made by decision of a majority of the Disinterested Directors; provided, however, that the declaration and payment of cash dividends on the Junior Preferred Stock shall be subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor. Dividends shall cease to accrue in respect of shares of the Junior Preferred Stock on the date of their redemption unless the Company shall have failed to pay the relevant redemption price on the date fixed for redemption. Notwithstanding the foregoing provisions of this paragraph (c)(i), so long as any shares of Senior Preferred Stock are outstanding, no dividends on the Junior Preferred Stock shall be paid in cash except to the extent permitted by the provisions of Section 1 of Part A of this Article FOURTH.

          (ii) All dividends paid with respect to shares of the Junior Preferred Stock pursuant to paragraph (c)(i) of this Section 2 shall be paid pro rata to the Holders thereof entitled thereto.

          (iii) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph (e)(i) of this Section 2 may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of Junior Preferred Stock of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

          (iv) No full dividends shall be declared by the Board of Directors or paid or funds set apart for payment of dividends by the Company on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid in full, or declared and (in the case of dividends payable in cash) a sum in cash set apart sufficient for such payment, on the Junior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Securities. If any dividends are not paid in full, as aforesaid, upon the shares of the Junior Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Junior Preferred Stock and any other Parity Securities shall be declared pro rata based on the relative liquidation preference of the Junior Preferred Stock and such Parity Securities. So long as any shares of the Junior Preferred Stock are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Parity Securities or any such warrants, rights, calls or options.

          (v) So long as any shares of Junior Preferred Stock are outstanding, the Company shall not (A) declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities (other than the repurchase, redemption or other acquisition or retirement for value of Junior Securities (and any warrants, rights, calls or options exercisable for or convertible into such Junior Securities) held by certain employees of or consultants or advisors to the Company or any of its Subsidiaries, which repurchase, redemption or other acquisition or retirement shall have been approved by a majority of the Outside Directors, provided that such Junior Securities may only be repurchased, redeemed or otherwise acquired or retired either in exchange for Junior Securities or upon the termination, retirement, death or disability of such employee, consultant or advisor), or (B) make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), or (C) permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options, unless in any such case referred to in clause (A), (B) or (C) of this paragraph
     (c)(v) full cumulative dividends determined in accordance herewith have been paid in full on the Junior Preferred Stock and the action does not violate the provisions of paragraph (f)(ii)(D) of this Section 2.

          (vi) Dividends payable on shares of the Junior Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.

     (d)  Liquidation Preference.
          ----------------------

          (i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, subject to the provisions of
     Section 1(d) of Part A of this Article FOURTH, the Holders of shares of Junior Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, $1,000 per share of Junior Preferred Stock (the "liquidation preference"), plus an amount in cash equal to accrued and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up) before any payment shall be made or any assets distributed to the holders of any of the Junior Securities, including, without limitation, common stock of the Company. Except as provided in the preceding sentence, Holders of shares of Junior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Company. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of the Junior Preferred Stock and the holders of all outstanding Parity Securities, then the holders of all such shares shall share equally and ratably in such distribution of assets of the Company in accordance with the amounts which would be payable on such distribution if the amount to which the Holders of outstanding shares of Junior Preferred Stock and the holders of outstanding shares of all Parity Securities are entitled were paid in full.

          (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations or other entities shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Company.

     (e)  Redemption.
          ----------

          (i)  Optional Redemption
               -------------------

               (A) The Company may (subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor), at the option of the Company, redeem at any time or from time to time, from any source of funds legally available therefor, in whole or in part, in the manner provided in paragraph (e)(iii) of this
          Section 2, any or all of the shares of the Junior Preferred Stock, at a redemption price equal to 100% of the liquidation preference per share plus, without duplication, an amount in cash equal to all accrued and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date), provided that no optional redemption pursuant to this paragraph
          (e)(i)(A) shall be authorized or made at any time when the Company is making or required to make within the next 30 days, or purchasing shares of Junior Preferred Stock under, a Change of Control Offer in accordance with the provisions of paragraph (g) of this Section 2 and provided, further, that no optional redemption of only a portion of the then outstanding shares of Junior Preferred Stock shall be authorized or made at any time when full cumulative dividends on the Junior Preferred Stock for all past Dividend Periods have not been declared and paid in full. So long as any of the Blechman Brothers is a member of the Board of Directors, any determination of the Board of Directors to redeem, at the option of the Company, any shares of Junior Preferred Stock shall be made by decision of a majority of the Disinterested Directors.

               (B) In the event of a redemption pursuant to paragraph (e)(i)(A) of this Section 2 of only a portion of the then outstanding shares of the Junior Preferred Stock, the Company shall effect such redemption as it determines, pro rata according to the number of shares held by each Holder of Junior

          Preferred Stock or by lot, as may be determined by the Company in its sole discretion.

          (ii)   Mandatory Redemption.  On May 1, 2008, the Company shall redeem
                 --------------------
     from any source of funds legally available therefor, in the manner provided in paragraph (e)(iii) of this Section 2, all of the shares of the Junior Preferred Stock then outstanding at a redemption price equal to 100% of the liquidation preference per share, plus, without duplication, an amount in cash equal to all accrued and unpaid dividends per share (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption
     Date).

          (iii)  Procedures for Redemption.
                 -------------------------

                 (A) At least 15 days and not more than 60 days prior to the date fixed for any redemption of the Junior Preferred Stock, written notice of redemption (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of Junior Preferred Stock to be redeemed, at such Holder's address as the same appears on the stock register of the Company, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Junior Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:
          (1) whether the redemption is pursuant to paragraph (e)(i) or (e)(ii) of this Section 2; (2) the redemption price; (3) whether all or less than all the outstanding shares of the Junior Preferred Stock are to be redeemed and the total number of shares of the Junior Preferred Stock being redeemed; (4) the number of shares of Junior Preferred Stock held by the Holder that the Company intends to redeem; (5) the date fixed for redemption; (6) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Junior Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, his certificate or certificates representing the shares of Junior Preferred Stock to be redeemed; and
          (7) that dividends on the shares of the Junior Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Company defaults in the payment of the redemption price.

                 (B) Each Holder of Junior Preferred Stock shall surrender to the Company the certificate or certificates representing his shares of Junior Preferred Stock to be redeemed, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the Holder thereof.

               (C) Unless the Company defaults in the payment in full of the applicable redemption price, dividends on the shares of Junior Preferred Stock called for redemption shall cease to accrue on the Redemption Date, and the Holders of such shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the redemption price, without interest.

     (f)  Voting Rights.
          -------------

          (i) The Holders of shares of the Junior Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraph (f)(ii) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

          (ii) (A) So long as any shares of the Junior Preferred Stock are outstanding, the Company shall not authorize or issue any class or series of Parity Securities without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, except that without the approval of Holders of Junior Preferred Stock, the Company may issue shares of Parity Securities in exchange for, or the proceeds of which are used to redeem or repurchase, all shares of Junior Preferred Stock then outstanding.

                 (B) So long as any shares of the Junior Preferred Stock are outstanding, the Company shall not authorize or issue any class or series of Senior Securities (other than the Senior Preferred Stock), or issue any additional shares of Senior Preferred Stock subsequent to the Preferred Stock Issue Date (other than in payment of dividends on the Senior Preferred Stock), without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

                 (C) So long as any shares of the Junior Preferred Stock are outstanding, the Company shall not, without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, (1) amend, alter or repeal any of the provisions of the Certificate of Incorporation or By-Laws of the Company or of any certificate amendatory thereof or supplemental thereto so as to affect adversely any of the preferences, rights, powers or privileges of the Junior Preferred Stock or of the holders thereof as such, (2) issue any additional shares of Junior Preferred Stock (other than in payment of dividends on the Junior Preferred Stock) or (3) consolidate or merge with or into (whether or not the Company is the surviving or resulting entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company (or of the Company and its Subsidiaries, taken as a whole) in one or more related transactions, to another corporation, Person or entity unless (x) all outstanding shares of Junior Preferred Stock will be redeemed upon consummation of such transaction or (y) (I) the Company is the surviving corporation or the entity formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (II) the Junior Preferred Stock shall (q) be converted into or exchanged for and shall become shares of such successor, transferee or resulting corporation, having in respect of such successor, transferee or resulting corporation the same preferences, powers, rights and privileges that the Junior Preferred Stock had immediately prior to such transaction or (r) if the Company is the surviving corporation in such transaction, remain outstanding with the same preferences, powers, rights and privileges as it had immediately prior to such transaction; and (III) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, as the case may be, shall have a Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction (without giving effect to any purchase accounting adjustments related to such transaction). Notwithstanding the foregoing, the mergers of Twin Laboratories Inc., Alvita Products, Inc., Twinlab Specialty Corporation, Twinlab Export Corp., and B. Bros. Realty Corporation into Natur-Pharma Inc., and the merger of Advanced Research Press, Inc. with Natur-Pharma II Inc., a wholly-owned subsidiary of Natur-Pharma Inc. (collectively, the "Mergers"), in each case in connection with the consummation of the Stock Purchase and Sale Agreement, dated as of March 5, 1996, among David Blechman, Jean Blechman, Brian Blechman, Neil Blechman, Ross Blechman, Steve Blechman, Dean Blechman, Stephen Welling, TLG Laboratories Holding Corp., Natur-Pharma Inc., and Green Equity Investors II, L.P., shall be permitted. The affirmative vote or consent of Holders of at least a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, whether voting in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, may waive compliance with any provision of this
          Section 2.

                 (D) So long as any shares of the Junior Preferred Stock are outstanding, the Company shall not, without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, (1) declare, pay or set apart for payment any dividend on any of the Junior Securities (other than dividends or distributions in Junior Securities to the holders of Junior Securities) or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities (other than the repurchase, redemption or other acquisition or retirement for value of Junior Securities (and any warrants, rights, calls or options exercisable for or convertible into such Junior Securities) held by certain employees of or consultants or advisors to the Company or any of its Subsidiaries, which repurchase, redemption or other acquisition or retirement shall have been approved by a majority of the Outside Directors, provided that such Junior Securities may only be repurchased, redeemed or otherwise acquired or retired either in exchange for Junior Securities or upon the termination, retirement, death or disability of such employee, consultant or advisor), or (2) make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), or (3) permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options. Notwithstanding the foregoing provisions of this clause (D), the Company may, without the approval of the Holders of the Junior Preferred Stock, but subject to the provisions of paragraph (c)(v) of this Section 2, pay a dividend or distribution on Junior Securities in shares of the capital stock of Advanced Research Press, Inc., a New York corporation.

                 (E) Except as set forth in paragraphs (f)(ii))(A), (f)(ii)(B) and (f)(ii)(C) above, (1) the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, or (2) the increase or decrease in the amount of authorized capital stock of any class or series, including any preferred stock, shall not in either case require the consent of Holders of Junior Preferred Stock and shall not in either case, unless not complying with paragraphs (f)(ii)(A) and (f)(ii)(B) above, be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of shares of Junior Preferred Stock.

           (iii) In any case in which the Holders of shares of the Junior Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to Delaware law, each Holder of shares of the Junior Preferred Stock shall be entitled to one vote for each share of Junior Preferred Stock held.

     (g)  Change of Control Offer.
          -----------------------

          Subject to contractual and other restrictions thereon, upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder of Junior Preferred Stock to repurchase any or all of such Holder's shares of Junior Preferred Stock at a purchase price in cash equal to 101.0% of the aggregate liquidation preference thereof, plus, without duplication, an amount equal to all accrued and unpaid dividends thereon (including an amount equal to the prorated dividend for the period from the Dividend Payment Date immediately prior to the date of repurchase to the date of repurchase), if any, to the date of repurchase (the "Change of Control Payment").

               (A) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder of Junior Preferred Stock stating:
          (1) that the Change of Control Offer is being made pursuant to this paragraph (g) and that all shares of Junior Preferred Stock duly tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no sooner than 30 nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any shares not tendered will continue to accrue dividends; (4) that, unless the Company defaults in the payment of the Change of Control Payment, dividends on all shares of Junior Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue on the Change of Control Payment Date; (5) that Holders electing to have any shares of Junior Preferred Stock repurchased pursuant to a Change of Control Offer will be required to surrender such shares, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the shares of Junior Preferred Stock, completed, or transfer by book-entry transfer, to the Company or its transfer agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Company or the transfer agent, as the case may be, receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Junior Preferred Stock delivered for repurchase, and a statement that such Holder is withdrawing his election to have such shares repurchased; and (7) that Holders whose shares of Junior Preferred Stock are being repurchased only in part will be issued new shares of Junior Preferred Stock equal in liquidation preference to the unpurchased portion of the shares of Junior Preferred Stock surrendered (or transferred by book-entry transfer), which unpurchased portion must be equal to $1,000 in liquidation preference or an integral multiple thereof.

               (B) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all shares of Junior Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer, and (2) deposit with the Company or its transfer agent an amount equal to the Change of Control Payment in respect of all shares of Junior Preferred Stock or portions thereof so tendered. The Company or its transfer agent, as the case may be, shall promptly mail to each Holder of shares of Junior Preferred Stock so tendered the Change of Control Payment for such shares or portions thereof. The Company shall promptly issue a certificate representing shares of Junior Preferred Stock and mail (or cause to be transferred by book entry) to each Holder a new certificate representing shares of Junior Preferred Stock equal in liquidation preference to any unpurchased portion of such shares surrendered by such Holder, if any; provided, that each such certificate shall represent shares having a liquidation preference of $1,000 or an integral multiple thereof. The Company shall announce to its stockholders the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

               (C) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of shares of Junior Preferred Stock in connection with a Change of Control.

     (h)  Conversion or Exchange
          ----------------------

          The Holders of shares of Junior Preferred Stock shall not have any rights or obligations to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company or any other securities of the Company.

     (i)  Preemptive Rights.
          -----------------

          No shares of Junior Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

     (j)  Reissuance of Junior Preferred Stock.
          ------------------------------------

          Shares of Junior Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Preferred Stock of the Company undesignated as to series and, subject to the provisions of paragraph (f) of this Section 2, may be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Company, provided that such shares may not in any event be reissued as Senior Preferred Stock (other than in payment of dividends on Senior

     Preferred Stock) or as Junior Preferred Stock (other than in payment of dividends on Junior Preferred Stock).

     (k)  Business Day.
          ------------

          If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

     (l)  Definitions.
          -----------

          As used in this Section 2, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10.0% or more of the voting securities of a Person shall be deemed to be control.

          "Blechman Brothers" means Brian Blechman, Dean Blechman, Neil Blechman, Ross Blechman and Steve Blechman.

          "Board of Directors" means the Board of Directors of the Company.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Certificate of Incorporation" means the Company's Certificate of Incorporation.

          "Change of Control" means (i) any merger or consolidation of New Twin or the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of either New Twin or the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group," other than any Excluded Person or Excluded Persons, is or becomes the "beneficial owner" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity, (ii) any "person" or "group" other than an Excluded Person or Excluded Persons, is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of New Twin then outstanding normally entitled to vote in elections of directors, provided that any "person or "group" will be deemed to "beneficially own" any Capital Stock of New Twin held by the Company so long as such person or group "beneficially owns," directly or indirectly, in the aggregate a majority of the Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months after the Merger Date, individuals who at the beginning of any such 12-month period constituted the board of directors of either New Twin or the Company (together, in each case, with any new directors whose election by such board or whose nomination for election by the shareholders of New Twin was approved by LGP or a Related Party of LGP or by the Excluded Persons or by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of New Twin or the Company then in office, as applicable.

          "Company" means this corporation.

          "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on the balance sheet of such Person and its consolidated Subsidiaries as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is a Junior Security, determined in accordance with GAAP.

          "Disinterested Directors" means directors who are not Affiliates of LGP or Persons designated by Green Equity Investors II, L.P. ("GEI") and its affiliates pursuant to the Stockholders Agreement among GEI, the Blechman Brothers, Stephen Welling and the Company as in effect on the Preferred Stock Issue Date.

          "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to May 1, 2008.

          "Dividend Payment Date" means each February 1, May 1, August 1 and November 1 following the Preferred Stock Issue Date.

          "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Excluded Person" means collectively or individually Green Equity Investors II, L.P., David Blechman, Jean Blechman and the Blechman Brothers, and their respective Related Parties.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

          "Holder" means a Person in whose name a share of Junior Preferred Stock is registered.

          "Initial Dividend Period" means the dividend period commencing on the Preferred Stock Issue Date and ending on the day before the first Dividend Payment Date to occur thereafter.

          "Junior Preferred Stock" means the Company's 11.25% Junior Cumulative Preferred Stock.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed.

          "LGP" means Leonard Green & Partners, L.P.

          "Merger Date" means the date of the consummation of the Mergers.

          "New Twin" means Natur-Pharma Inc. (to be renamed Twin Laboratories Inc.), as such entity will exist from and after the consummation of the Mergers.

          "Outside Directors" means directors other than the Blechman Brothers, their parents or their descendants who are not officers or employees of the Company or of any of its Subsidiaries.

          "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "Preferred Stock Issue Date" means the date on which the Junior Preferred Stock is originally issued by the Company under this Section 1.

          "Quarterly Dividend Period" shall mean the quarterly period commencing on each February 1, May 1, August 1, and November 1 and ending on the day before the following Dividend Payment Date.

          "Redemption Date" with respect to any shares of Junior Preferred Stock, means the date on which such shares of Junior Preferred Stock are redeemed by the Company.

          "Related Party" means (i) with respect to any Excluded Person, (A) any controlling stockholder, 80% or more owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Excluded Person or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons holding an 80% or more controlling interest of which consist of such Excluded Person and/or such other persons referred to in the immediately preceding clause (A), and
     (ii) only with respect to Green Equity Investors II, L.P. (and in addition to the persons described in the foregoing clause (i)) any partnership or corporation which is managed by or controlled by LGP or any affiliate thereof. For the purposes of this definition "control" of any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "SEC" means the Securities and Exchange Commission.

          "Senior Preferred Stock" means the Company's 14% Senior Cumulative Preferred Stock, par value $.01 per share, with a liquidation preference of $1,000 per share, consisting of 156,410 shares.

          "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

          "Voting Stock" of any Person means the Capital Stock of such Person with voting power, under ordinary circumstances, to elect directors of such Person.

     (m)  Application  of Definitions.
          ---------------------------

          The definitions of terms in this Section 2 shall apply solely to such terms as used in this Section 2.


               B.   COMMON STOCK.

          1. After the requirements with respect to preferential dividends on the Preferred Stock shall have been met and after the Company shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts for the Preferred Stock, and subject further to any other conditions which may be fixed in Part A of this Article FOURTH, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors; provided, however, that the declaration and payment of cash dividends on the Common Stock shall be subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor.

          2. After distribution in full of the preferential amount to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Company, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them, respectively.

          3. Except as may otherwise be required by law or by the provisions of Part A of this Article FOURTH, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters voted upon by the stockholders.

               FIFTH:    No election of directors need be by written ballot.

               SIXTH:    The Board of Directors shall not designate any
committee of the Board of Directors.

               SEVENTH: Any action in connection with any increase or decrease in the number of the members of the Board of Directors of the Company (including, without limitation, the election, appointment or removal of any director) that is required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company in accordance with the provisions of Section 228 of the Delaware General Corporation Law. Except as contemplated in the immediately foregoing sentence, all other actions that are required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote only if a unanimous consent or consents in writing shall be signed by the holders of outstanding stock entitled to vote thereon and shall be delivered to the Company in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

               EIGHTH:   The Company expressly elects not be governed by Section
203 of the Delaware General Corporation Law.

               NINTH:    Except to the extent expressly prohibited by Article
11.7 of the Stock Purchase and Sale Agreement dated as of March 5, 1996 among David Blechman, Jean Blechman, Brian Blechman, Neil Blechman, Ross Blechman, Steve Blechman, Dean Blechman, Stephen Welling, the Company, Natur-Pharma Inc. and Green Equity Investors II, L.P. (the "Agreement") with respect to the Stockholder Indemnitors (as such term is defined in the Agreement), the Company shall, to the fullest extent permitted by the provisions of (S)145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify each person who is or was an officer or Director of the Company and may indemnify any and all other persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to acting in such person's official capacity and as to acting in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person. No repeal or modification of this Article NINTH shall adversely affect any right or protection afforded to an officer or Director prior to such repeal or modification.

               TENTH:    A Director of the Company shall not be personally
liable to the Company or the stockholders for monetary damages for breach of fiduciary duty as a Director of the Company, except (i) for any breach of the duty of loyalty of such Director to the Company or such stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law and (iv) for any transaction from which such Director derives an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No repeal or modification of this Article TENTH shall adversely affect any right of or protection afforded to a Director prior to such repeal or modification.

          5. The Company has not received any payment for any of its stock. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with the provisions of Sections 241 and 245 of the General Corporation Law of Delaware.

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

          IN WITNESS WHEREOF, the Company has caused this Amended and Restated Certificate of Incorporation to be signed by its President on this 6th day of May, 1996.


                                               TLG LABORATORIES HOLDING CORP.



                                               _______________________________
                                               Jennifer Holden Dunbar
                                               President

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